Investors: David Gennarelli, 415-507-6033
david.gennarelli@autodesk.com

Press:    Noah Cole, 415-580-3535
noah.cole@autodesk.com

AUTODESK REPORTS THIRD QUARTER FINANCIAL RESULTS

SAN RAFAEL, Calif., NOVEMBER 19, 2015-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the third quarter of fiscal 2016.

Third Quarter Fiscal 2016

•	Total subscriptions increased by approximately 80,000 from the second quarter of fiscal 2016 to 2.47 million at the end of the third quarter.

•	Total annualized recurring revenue (ARR) was $1.35 billion, an increase of 15 percent compared to the third quarter last year as reported, and 18 percent on a constant currency basis.

•	Deferred revenue increased 20 percent to $1.21 billion, compared to $1.01 billion in the third quarter last year.

•	Total billings decreased 9 percent, compared to the third quarter last year as reported, and 4 percent on a constant currency basis.

•	Revenue was $600 million, a decrease of 3 percent compared to the third quarter last year as reported, and an increase of 2 percent on a constant currency basis.

•	Total GAAP spend (cost of revenue plus operating expenses) was $615 million, an increase of 2 percent compared to the third quarter last year.

•	Total non-GAAP spend was $545 million, an increase of 1 percent compared to the third quarter last year.

•	GAAP operating margin was (2) percent, compared to 2 percent in the third quarter last year.

•	Non-GAAP operating margin was 9 percent, compared to 13 percent in the third quarter last year. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted net loss per share was $(0.19). GAAP diluted net income per share was $0.05 in the third quarter last year.

•	Non-GAAP diluted net income per share was $0.14, compared to $0.25 in the third quarter last year.

•	Cash flow from operating activities was $80 million, compared to $136 million in the third quarter last year.

"Autodesk continues to focus on delivering world-class software and great experiences to our customers, while driving our business model transition as rapidly as possible,” said Carl Bass, Autodesk president and CEO. "We are balancing the necessary investments in the transition with our ongoing focus on spend management, leading to better than expected profitability for the quarter.  And we remain confident in our long-term view that our business model transition will deliver a 20 percent CAGR in subscriptions and a 24 percent CAGR in ARR through fiscal year 2020."

Third Quarter Operational Overview

Total subscriptions were 2.47 million, an increase of approximately 80,000 from the second quarter of fiscal 2016. Maintenance subscriptions were 2.10 million, an increase of 33,000. New model subscriptions (Desktop, enterprise flexible license, and cloud subscription) were 366,000, an increase of 47,000. The increase in new model subscriptions was led by Desktop subscriptions.

Total annualized recurring revenue (ARR) for the third quarter increased 15 percent to $1.35 billion compared to the third quarter last year as reported and 18 percent at constant currency. Maintenance ARR was $1.13 billion and increased 6 percent compared to the third quarter last year. New model ARR was $221 million and increased 100 percent compared to the third quarter last year.

Revenue in the Americas was $236 million, an increase of 2 percent compared to the third quarter last year. EMEA revenue was $225 million, a decrease of 5 percent compared to the third quarter last year as reported and an increase of 2 percent on a constant currency basis. Revenue in APAC was $139 million, a decrease of 7 percent compared to the third quarter last year as reported and 1 percent on a constant currency basis. Revenue from emerging economies was $88 million, a decrease of 8 percent compared to the third quarter last year as reported and 6 percent on a constant currency basis. Revenue from emerging economies represented 15 percent of total revenue in the third quarter.

Revenue from the Architecture, Engineering and Construction business segment was $225 million, an increase of 4 percent compared to the third quarter last year. Revenue from the Manufacturing business segment was $175 million, an increase of 3 percent compared to the third quarter last year. Revenue from the Platform Solutions and Emerging Business segment was $161 million, a decrease of 15 percent compared to the third quarter last year. Revenue from the Media and Entertainment business segment was $39 million, a decrease of 9 percent compared to the third quarter last year.

Revenue from Flagship products was $267 million, a decrease of 7 percent compared to the third quarter last year. Revenue from Suites was $218 million, a decrease of 3 percent compared to the third quarter last year. Revenue from New and Adjacent products was $114 million, an increase of 9 percent compared to the third quarter last year.

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below under "Safe Harbor." Autodesk's business outlook for the fourth quarter and full year fiscal 2016 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment. A reconciliation between the GAAP and non-GAAP estimates for fiscal 2016 is provided below or in the tables following this press release.

Fourth Quarter Fiscal 2016

Q4 FY16 Guidance Metrics	Q4 FY16 (ending January 31, 2016)
Revenue (in millions)	$620 - $640
EPS GAAP	($0.31) - ($0.27)
EPS Non-GAAP (1)	$0.08 - $0.12
_______________
(1) Non-GAAP earnings per diluted share exclude $0.25 related to stock-based compensation expense and $0.10 for the amortization of acquisition related intangibles, net of tax, and $0.04 related to non-cash GAAP tax charges.

Full Year Fiscal 2016

FY16 Guidance Metrics	FY16 (ending January 31, 2016)
Billings growth (1)	0.5% - 1.5%
Revenue (in millions) (2)	$2,475 - $2,495
GAAP operating margin	Approximately (1)%
Non-GAAP operating margin (3)	Approximately 10%
EPS GAAP (4)	($1.59) - ($1.55)
EPS Non-GAAP (5)	$0.72 to $0.76
Net subscription additions	310,000 - 330,000
_______________
(1) On a constant currency basis, billings growth would be 7% - 8%.
(2) On a constant currency basis, revenue growth would be 3% - 4%.
(3) Non-GAAP operating margin excludes 8% related to stock-based compensation expense and 3% for the amortization of acquisition related intangibles.
(4) GAAP net loss per diluted share includes $1.08 related to the non-cash GAAP tax charge primarily as a result of the $231 million valuation allowance established in Q2.  The charge reflects the business model transition and resulting reduction in our pre-tax U.S. GAAP profitability.
(5) Non-GAAP earnings per diluted share excludes $1.08 related to the non-cash GAAP tax charge primarily as a result of the valuation allowance established in Q2 of this year, $0.87 related to stock-based compensation expense, and $0.37 for the amortization of acquisition related intangibles, offset by $0.01 for gains on strategic investment.

The fourth quarter and full year fiscal 2016 outlook assume a projected annual effective tax rate of (170) percent and 27 percent for GAAP and non-GAAP results, respectively.

Earnings Conference Call and Webcast

Autodesk will host its third quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding the impacts and results of our business model transition, expectations regarding the transition of product offerings to subscription, our long-term financial goals and other statements regarding our strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: failure to maintain our revenue growth and profitability; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; general market, political, economic and business conditions; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2015 and Form 10-Q for the quarter ended July 31, 2015, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2015 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
	(Unaudited)
Net revenue:
License and other	$280.9	$320.5	$898.1	$987.1
Subscription	318.9	297.5	957.7	860.5
Total net revenue	599.8	618.0	1,855.8	1,847.6
Cost of revenue:
Cost of license and other revenue	53.0	51.9	159.1	154.6
Cost of subscription revenue	38.0	34.1	116.7	98.0
Total cost of revenue	91.0	86.0	275.8	252.6
Gross profit	508.8	532.0	1,580.0	1,595.0
Operating expenses:
Marketing and sales	243.4	245.1	738.1	708.1
Research and development	197.9	183.9	585.5	533.7
General and administrative (1)	74.2	78.9	220.2	212.9
Amortization of purchased intangibles (1)	8.1	9.5	25.2	30.5
Restructuring charges, net	—	—	—	3.1
Total operating expenses	523.6	517.4	1,569.0	1,488.3
(Loss) income from operations	(14.8)	14.6	11.0	106.7
Interest and other expense, net	(7.7)	(3.0)	(10.8)	(16.6)
(Loss) income before income taxes	(22.5)	11.6	0.2	90.1
Provision for income taxes (2)	(21.3)	(0.9)	(293.5)	(19.8)
Net (loss) income (2)	$(43.8)	$10.7	$(293.3)	$70.3
Basic net (loss) income per share (2)	$(0.19)	$0.05	$(1.29)	$0.31
Diluted net (loss) income per share (2)	$(0.19)	$0.05	$(1.29)	$0.30
Weighted average shares used in computing basic net (loss) income per share	225.3	226.9	226.5	227.1
Weighted average shares used in computing diluted net (loss) income per share	225.3	231.5	226.5	231.9
_____________________
(1) Effective in second quarter of fiscal 2015, Autodesk elected to present amortization of purchased customer relationships, trade names, patents, and user lists as a separate line item within operating expenses. As a result, amortization previously reflected in “General and Administrative” expense was reclassified to “Amortization of Purchased Intangibles" within Operating Expenses. Prior period amounts have been revised to conform to the current period presentation.

(2) Autodesk previously established a valuation allowance against the Company’s deferred tax assets in the three months ended July 31, 2015. In the course of preparing the consolidated financial statements for the quarter ended October 31, 2015, Autodesk determined that it had understated tax expense by $33 million primarily related to the establishment of the valuation allowance. Autodesk evaluated the materiality of the error, quantitatively and qualitatively, and concluded it was not material to the Company’s condensed consolidated financial statements for the three and six month periods ended July 31, 2015.

However, in light of the significance of the error to the results for the three months ended October 31, 2015, Autodesk has determined to correct the error by revising the previously reported results for the three and six months ended July 31, 2015, to include the additional $33 million of income tax expense associated with the valuation allowance.

Incorporating these non-cash, GAAP only, revisions results in a ($269.5 million) provision for income taxes, a GAAP net loss of ($268.6 million) and GAAP diluted net loss per share of $(1.18) for the three months ended July 31, 2015 and a ($272.2 million) provision for income taxes, a GAAP net loss of ($249.5 million) and GAAP diluted net loss per share of $(1.10) for the six months ended July 31, 2015.  Autodesk is in the process of assessing the effect of these errors in connection with its evaluation of the effectiveness of the design and operation of its internal control over financial reporting and disclosure controls and procedures.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 31, 2015	January 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,337.5	$1,410.6
Marketable securities	946.8	615.8
Accounts receivable, net	362.3	458.9
Deferred income taxes, net	10.2	85.1
Prepaid expenses and other current assets	90.7	100.9
Total current assets	2,747.5	2,671.3
Marketable securities	540.1	273.0
Computer equipment, software, furniture and leasehold improvements, net	155.3	159.2
Developed technologies, net	76.1	86.5
Goodwill	1,515.0	1,456.2
Deferred income taxes, net	4.4	100.0
Other assets (1)	181.6	163.5
Total assets	$5,220.0	$4,909.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$104.6	$100.5
Accrued compensation	193.8	253.3
Accrued income taxes	28.2	28.2
Deferred revenue	877.0	900.8
Other accrued liabilities	107.6	117.3
Total current liabilities	1,311.2	1,400.1
Deferred revenue	335.3	256.3
Long term income taxes payable	163.8	158.8
Long term deferred income taxes	54.9	—
Long term notes payable, net (1)	1,486.9	743.1
Other liabilities	134.8	132.2
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,809.9	1,773.1
Accumulated other comprehensive loss	(86.5)	(53.3)
Retained earnings	9.7	499.4
Total stockholders’ equity	1,733.1	2,219.2
Total liabilities and stockholders' equity	$5,220.0	$4,909.7
_______________

(1)
Effective in the second quarter of 2016, Autodesk elected to retrospectively adopt ASU 2015-03, regarding Subtopic 835-30 “Interest - Imputation of Interest". The adoption resulted in a $4.1 million reclassification of debt issuance costs from other assets to a reduction of long term notes payable, net, as of January 31, 2015.

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended October 31,
	2015	2014
	(Unaudited)
Operating activities:
Net (loss) income	$(293.3)	$70.3
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and accretion	109.7	109.9
Stock-based compensation expense	141.1	116.5
Deferred income taxes	221.9	(13.7)
Restructuring charges, net	—	3.1
Other operating activities	(10.6)	9.5
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	97.4	65.9
Prepaid expenses and other current assets	(5.5)	7.7
Accounts payable and accrued liabilities	(75.1)	7.6
Deferred revenue	54.5	94.3
Accrued income taxes	4.0	(20.2)
Net cash provided by operating activities	244.1	450.9
Investing activities:
Purchases of marketable securities	(1,827.9)	(899.0)
Sales of marketable securities	263.0	160.7
Maturities of marketable securities	970.7	623.2
Capital expenditures	(41.8)	(60.0)
Acquisitions, net of cash acquired	(104.6)	(603.8)
Other investing activities	(15.5)	1.2
Net cash used in investing activities	(756.1)	(777.7)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	57.0	129.6
Repurchase and retirement of common stock	(357.7)	(307.6)
Proceeds from debt, net of discount	748.3	—
Excess tax benefits from stock-based compensation	—	—
Other financing activities	(6.3)	(1.7)
Net cash provided by (used in) financing activities	441.3	(179.7)
Effect of exchange rate changes on cash and cash equivalents	(2.4)	(1.5)
Net (decrease) in cash and cash equivalents	(73.1)	(508.0)
Cash and cash equivalents at beginning of fiscal year	1,410.6	1,853.0
Cash and cash equivalents at end of the period	$1,337.5	$1,345.0

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, non-GAAP diluted shares used in per share calculation and billings. Excluding billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$53.0	$51.9	$159.1	$154.6
Stock-based compensation expense	(1.7)	(1.2)	(4.4)	(3.2)
Amortization of developed technology	(11.1)	(11.9)	(34.7)	(37.1)
Non-GAAP cost of license and other revenue	$40.2	$38.8	$120.0	$114.3

GAAP cost of subscription revenue	$38.0	$34.1	$116.7	$98.0
Stock-based compensation expense	(1.5)	(1.1)	(4.1)	(2.9)
Amortization of developed technology	(0.5)	(1.2)	(2.4)	(3.5)
Non-GAAP cost of subscription revenue	$36.0	$31.8	$110.2	$91.6

GAAP gross profit	$508.8	$532.0	$1,580.0	$1,595.0
Stock-based compensation expense	3.2	2.3	8.5	6.1
Amortization of developed technology	11.6	13.1	37.1	40.6
Non-GAAP gross profit	$523.6	$547.4	$1,625.6	$1,641.7

GAAP marketing and sales	$243.4	$245.1	$738.1	$708.1
Stock-based compensation expense	(22.2)	(19.4)	(61.2)	(51.0)
Non-GAAP marketing and sales	$221.2	$225.7	$676.9	$657.1

GAAP research and development	$197.9	$183.9	$585.5	$533.7
Stock-based compensation expense	(17.5)	(14.7)	(49.9)	(39.3)
Non-GAAP research and development	$180.4	$169.2	$535.6	$494.4

GAAP general and administrative	$74.2	$78.9	$220.2	$212.9
Stock-based compensation expense	(7.3)	(6.7)	(21.5)	(20.1)
Non-GAAP general and administrative	$66.9	$72.2	$198.7	$192.8

GAAP amortization of purchased intangibles	$8.1	$9.5	$25.2	$30.5
Amortization of purchased intangibles	(8.1)	(9.5)	(25.2)	(30.5)
Non-GAAP Amortization of purchased intangibles	$—	$—	$—	$—

GAAP restructuring charges, net	$—	$—	$—	$3.1
Restructuring charges, net	—	—	—	(3.1)
Non-GAAP restructuring charges, net	$—	$—	$—	$—

GAAP operating expenses	$523.6	$517.4	$1,569.0	$1,488.3
Stock-based compensation expense	(47.0)	(40.8)	(132.6)	(110.4)
Amortization of purchased intangibles	(8.1)	(9.5)	(25.2)	(30.5)
Restructuring charges, net	—	—	—	(3.1)
Non-GAAP operating expenses	$468.5	$467.1	$1,411.2	$1,344.3

GAAP (loss) income from operations	$(14.8)	$14.6	$11.0	$106.7
Stock-based compensation expense	50.2	43.1	141.1	116.5
Amortization of developed technology	11.6	13.1	37.1	40.6
Amortization of purchased intangibles	8.1	9.5	25.2	30.5
Restructuring charges, net	—	—	—	3.1
Non-GAAP income from operations	$55.1	$80.3	$214.4	$297.4

GAAP interest and other expense, net	$(7.7)	$(3.0)	$(10.8)	$(16.6)
(Gain) loss on strategic investments	0.1	0.7	(3.3)	7.6
Non-GAAP interest and other expense, net	$(7.6)	$(2.3)	$(14.1)	$9.0

GAAP provision for income taxes	$(21.3)	$(0.9)	$(293.5)	$(19.8)
Discrete GAAP tax benefit (provision) items	1.2	(4.5)	2.4	(9.2)
Establishment of valuation allowance on deferred tax assets	—	—	230.9	—
Income tax effect of non-GAAP adjustments	5.7	(14.9)	6.1	(45.9)
Non-GAAP provision for income tax	$(14.4)	$(20.3)	$(54.1)	$(74.9)

GAAP net (loss) income	$(43.8)	$10.7	$(293.3)	$70.3
Stock-based compensation expense	50.2	43.1	141.1	116.5
Amortization of developed technology	11.6	13.1	37.1	40.6
Amortization of purchased intangibles	8.1	9.5	25.2	30.5
Restructuring charges, net	—	—	—	3.1
(Gain) loss on strategic investments	0.1	0.7	(3.3)	7.6
Discrete GAAP tax benefit (provision) items	1.2	(4.5)	2.4	(9.2)
Establishment of valuation allowance on deferred tax assets	—	—	230.9	—
Income tax effect of non-GAAP adjustments	5.7	(14.9)	6.1	(45.9)
Non-GAAP net income	$33.1	$57.7	$146.2	$213.5

GAAP diluted net (loss) income per share	$(0.19)	$0.05	$(1.29)	$0.30
Stock-based compensation expense	0.22	0.19	0.61	0.50
Amortization of developed technology	0.05	0.06	0.16	0.18
Amortization of purchased intangibles	0.03	0.04	0.11	0.13
Restructuring charges, net	—	—	—	0.01
(Gain) loss on strategic investments	—	—	(0.01)	0.03
Discrete GAAP tax benefit (provision) items	—	(0.02)	0.01	(0.04)
Establishment of valuation allowance on deferred tax assets	—	—	1.01	—
Income tax effect of non-GAAP adjustments	0.03	(0.07)	0.03	(0.19)
Non-GAAP diluted net income per share	$0.14	$0.25	$0.63	$0.92

GAAP diluted shares used in per share calculation	225.3	231.5	226.5	231.9
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	3.4	—	4.0	—
Non-GAAP diluted weighted average shares used in per share calculation	228.7	231.5	230.5	231.9

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2016	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2016
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$647	$610	$600		$1,856
License and Other Revenue	$327	$291	$281		$898
Subscription Revenue	$320	$319	$319		$958

GAAP Gross Margin	86%	85%	85%		85%
Non-GAAP Gross Margin (1)(2)	88%	87%	87%		88%

GAAP Operating Expenses	$533	$512	$524		$1,569
GAAP Operating Margin	3%	1%	(2)%		1%
GAAP Net Income (Loss)	$19	$(269)	$(44)		$(293)
GAAP Diluted Net Income (Loss) Per Share (b)	$0.08	$(1.18)	$(0.19)		$(1.29)

Non-GAAP Operating Expenses (1)(3)	$477	$466	$469		$1,411
Non-GAAP Operating Margin (1)(4)	15%	11%	9%		12%
Non-GAAP Net Income (1)(5)	$69	$44	$33		$146
Non-GAAP Diluted Net Income Per Share (1)(6)(b)	$0.30	$0.19	$0.14		$0.63

Total Cash and Marketable Securities	$2,271	$2,952	$2,824		$2,824
Days Sales Outstanding	44	59	55
Capital Expenditures	$13	$17	$12		$42
Cash Flow from Operating Activities	$87	$77	$80		$244
GAAP Depreciation, Amortization and Accretion	$38	$36	$36		$110

Deferred Subscription Revenue Balance	$930	$1,004	$963		$963

Revenue by Geography:
Americas	$244	$236	$236		$716
Europe, Middle East and Africa	$245	$226	$225		$696
Asia Pacific	$157	$148	$139		$444
% of Total Rev from Emerging Economies	14%	15%	15%		15%

Revenue by Segment:
Architecture, Engineering and Construction	$237	$233	$225		$695
Manufacturing	$185	$171	$175		$531
Platform Solutions and Emerging Business	$185	$164	$161		$510
Media and Entertainment	$40	$41	$39		$120

Other Revenue Statistics:
% of Total Rev from Flagship	46%	45%	45%	45%
% of Total Rev from Suites	37%	37%	36%	37%
% of Total Rev from New and Adjacent	17%	18%	19%	18%
% of Total Rev from AutoCAD and AutoCAD LT	25%	24%	24%	25%

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to
Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Billings	$(31)	$(50)	$(36)	$(117)
FX Impact on Total Net Revenue	$(22)	$(25)	$(28)	$(75)
FX Impact on Cost of Revenue and Total Operating Expenses	$22	$25	$24	$71
FX Impact on Operating Income	$—	$—	$(4)	$(4)

Gross Profit by Segment:
Architecture, Engineering and Construction	$217	$210	$202	$629
Manufacturing	$158	$151	$155	$465
Platform Solutions and Emerging Business	$163	$138	$136	$438
Media and Entertainment	$33	$32	$31	$95
Unallocated amounts	$(16)	$(14)	$(15)	$(46)

Common Stock Statistics:
GAAP Common Shares Outstanding	227.6	226.2	225.1	225.1
GAAP Fully Diluted Weighted Average Shares Outstanding	231.7	227.0	225.3	226.5
Shares Repurchased	1.6	2.1	3.2	6.9

Subscriptions (in millions):
Total Subscriptions	2.33	2.39	2.47	2.47

Annualized Recurring Revenue (ARR):
Maintenance Model ARR	$1,141	$1,133	$1,133	$1,133
New Model ARR	$180	$204	$221	$221
Total ARR	$1,321	$1,337	$1,354	$1,354

(a) Totals may not agree with the sum of the components due to rounding.
(b) Net Income (Loss) Per Share were computed independently for each of the periods presented; therefore the sum of the net income (loss) per share amounts for the quarters may not equal the total for the year.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and billings. Excluding net billings, these non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. In the case of billings, we reconcile to revenue by adjusting for the change in deferred revenue from the beginning to the end of the period less any deferred revenue balances acquired from business combination(s) during the period and other discounts. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2016
(2) GAAP Gross Margin	86%	85%	85%		85%
Stock-based compensation expense	—%	—%	—%		1%
Amortization of developed technology	2%	2%	2%		2%
Non-GAAP Gross Margin	88%	87%	87%		88%

(3) GAAP Operating Expenses	$533	$512	$524		$1,569
Stock-based compensation expense	(47)	(38)	(47)		(133)
Amortization of purchased intangibles	(9)	(8)	(8)		(25)
Restructuring charges, net	—	—	—		—
Non-GAAP Operating Expenses	$477	$466	$469		$1,411

(4) GAAP Operating Margin	3%	1%	(2)%		1%
Stock-based compensation expense	8%	7%	8%		8%
Amortization of developed technology	2%	2%	2%		2%
Amortization of purchased intangibles	2%	1%	1%		1%
Restructuring charges, net	—%	—%	—%		—%
Non-GAAP Operating Margin	15%	11%	9%		12%

(5) GAAP Net Income (Loss)	$19	$(269)	$(44)		$(293)
Stock-based compensation expense	50	41	50		141
Amortization of developed technology	14	12	12		37
Amortization of purchased intangibles	9	8	8		25
Restructuring charges, net	—	—	—		—
(Gain) loss on strategic investments	(1)	(2)	—		(3)
Discrete GAAP tax (provision) benefit items	(3)	4	1		2
Establishment of valuation allowance on deferred tax assets	—	231	—		231
Income tax effect of non-GAAP adjustments	(19)	19	6		6
Non-GAAP Net Income	$69	$44	$33		$146

(6) GAAP Diluted Net Income (Loss) Per Share	$0.08	$(1.18)	$(0.19)	$(1.29)
Stock-based compensation expense	0.21	0.18	0.22	0.61
Amortization of developed technology	0.06	0.05	0.05	0.16
Amortization of purchased intangibles	0.04	0.04	0.03	0.11
(Gain) loss on strategic investments	—	(0.01)	—	(0.01)
Discrete GAAP tax (provision) benefit items	(0.01)	0.02	—	0.01
Establishment of valuation allowance on deferred tax assets	—	1.01	—	1.01
Income tax effect of non-GAAP adjustments	(0.08)	0.08	0.03	0.03
Non-GAAP Diluted Net Income Per Share	$0.30	$0.19	$0.14	$0.63

Reconciliation for Billings:
	Q116	Q216	Q316
Year over year change in GAAP net revenue	9%	(4)%	(3)%
Change in deferred revenue in the current period	(11)%	10%	(8)%
Change in hedge gain (loss) applicable to billings	4%	2%	—%
Change in acquisition related deferred revenue and other	1%	(1)%	2%
Year over year change in billings	3%	7%	(9)%

Reconciliation for Subscription Billings
	Q116	Q216	Q316
Year-over-year change in GAAP subscription revenue	16%	11%	7%
Change in deferred subscription in the current period	(20)%	31%	(14)%
Change in hedge gain (loss) applicable to subscription billings	5%	4%	1%
Change in acquisition related deferred subscription revenue and other	2%	6%	—%
Year-over-year change in subscription billings	3%	52%	(6)%

(a) Totals may not agree with the sum of the components due to rounding.